EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-221474) on Form S-8 of WCF Bancorp, Inc. of our report dated March 29, 2019, relating to the consolidated financial statements of WCF Bancorp, Inc., appearing in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of WCF Bancorp, Inc. for the year ended December 31, 2018.

/s/ RSM US LLP

Des Moines, Iowa
March 29, 2019